Exhibit 99.1

NEWS RELEASE

Media Contact:	Investor Contact:
Nancy Farrar Farrar Public Relations (817)937-1557	Neil Shoop Treasurer (214)589-8561

FOR IMMEDIATE RELEASE

Trinity Industries Reports Results for the

Third Quarter of 2004

DALLAS, TEXAS – November 2, 2004 — Trinity Industries, Inc., (NYSE:TRN) today reported financial results for the third quarter of 2004.

For the quarter ended September 30, 2004, the Company reported a net income of $900 thousand, or 0 cents per diluted share, on revenues of $567.2 million. This compares to a net income of $1.8 million, or 2 cents per diluted share, on revenues of $363.4 million in the third quarter of 2003. The third quarter of 2004 included pre-tax charges for steel and related material cost increases of $19.5 million for fixed sales price contracts and additional unabsorbed costs of approximately $1.2 million related to the previously announced shut-down of our Romanian railcar plant for annual maintenance. Offsetting these charges was $8.1 million in interest income received this quarter that was earned in prior periods but not recognized in income until collected.

For the nine months ended September 30, 2004, a net loss of $6.3 million was reported, or 19 cents per diluted share, on revenues of $1.6 billion, which compares to a net loss of $9.2 million, or 22 cents per diluted share, on revenues of $1.0 billion for the same period last year. The nine months ended September 30, 2004 include pre-tax charges for steel and related material cost increases of $37.5 million for fixed sales price contracts primarily in the Rail and Inland Barge Groups, $6.6 million in costs related to shortages of materials and unanticipated plant shut-downs, $1.9 million in additional costs related to the start-up of two idle railcar facilities to meet increasing demands, and additional unabsorbed costs of approximately $1.2 million related to the previously announced shut-down of our Romanian railcar plant for maintenance. Also included in the nine months ended September 30, 2004 is a pre-tax charge of $1.2 million related to the early retirement of the Company’s term debt that was repaid with a portion of the proceeds from the issuance of $300 million senior notes in March, 2004 and the $8.1 million interest income mentioned above.

“Our volume of business has definitely improved. Unfortunately, steel cost increases continue to impede our recovery. Fortunately, our current sales orders are priced with current steel costs and, if necessary, they contain contract language providing for price-escalation. Over the next six to nine months our new sales orders with updated pricing will substantially replace the fixed-price agreements in our current backlog. As a result, we expect to see the impact of steel cost increases progressively diminish in the future,” said Timothy R. Wallace, Trinity’s Chairman, President, and CEO. “The demand for railcars in North America continues to be strong. Our North American railcar backlog grew during the 3rd quarter to approximately 19,800 railcars. This is our largest railcar backlog since March 1999,” Wallace said.

“Our Leasing Group revenues are up year-over-year due to growth in our lease fleet, improved utilization and lease pricing. Our Construction Products Group had improved revenues and operating profit as a result of increased demand in our Highway Safety and Fittings businesses. The Industrial Products Group results improved due to increased LPG tank sales in the U.S. and increased volumes in tank heads for railcars.”

Trinity Industries, Inc., with headquarters in Dallas, Texas, is one of the nation’s leading diversified industrial companies. Trinity reports five principal business segments: the Rail Group, the Railcar Leasing and Management Services Group, the Inland Barge Group, the Construction Products Group, and the Industrial Products Group. Trinity’s web site may be accessed at http://www.trin.net.

This news release contains “forward looking statements” as defined by the Private Securities Litigation Reform Act of 1995 and includes statements as to expectations, beliefs and future financial performance, or assumptions underlying or concerning matters herein. These statements that are not historical facts are forward looking.

Readers are directed to Trinity’s Form 10-K and other SEC filings for a description of certain of the business issues and risks, a change in any of which could cause actual results or outcomes to differ materially from those expressed in the forward looking statements. Any forward looking statement speaks only as of the date on which such statement is made. Trinity undertakes no obligation to update any forward looking statement or statements to reflect events or circumstances after the date on which such statement is made.

- TABLES TO FOLLOW -

Trinity Industries, Inc.
Condensed Consolidated Income Statement
(in millions, except per share amounts)

	Three Months Ended
	September 30,
	2004	2003
Revenues	$567.2	$363.4
Operating profit	$3.8	$10.1
Other expense	2.1	8.1

Income before income taxes	1.7	2.0
Provision for income taxes	0.8	0.2

Net income	0.9	1.8
Dividends on Series B preferred stock	(0.8)	(0.8)

Net income applicable to common shareholders	$0.1	$1.0

Net income applicable to common shareholders per common share:
Basic	$0.00	$0.02

Diluted	$0.00	$0.02

Weighted average number of shares outstanding:
Basic	46.5	45.6
Diluted	47.5	46.2

Trinity Industries, Inc.
Condensed Consolidated Income Statement
(in millions, except per share amounts)

	Nine Months Ended
	September 30,
	2004	2003
Revenues	$1,570.8	$1,018.3
Operating profit	11.6	9.1
Other expense	20.9	22.3

Loss before income taxes	(9.3)	(13.2)
Provision (benefit) for income taxes	(3.0)	(4.0)

Net loss	(6.3)	(9.2)
Dividends on Series B preferred stock	(2.3)	(0.8)

Net loss applicable to common shareholders	$(8.6)	$(10.0)

Net loss applicable to common shareholders per common share:
Basic	$(0.19)	$(0.22)

Diluted	$(0.19)	$(0.22)

Weighted average number of shares outstanding:
Basic	46.4	45.6
Diluted	46.4	45.6

Trinity Industries, Inc.
Condensed Segment Data
(in millions)

	Three Months Ended
	September 30,
Revenues:	2004	2003

Rail Group	$315.2	$190.2
Construction Products Group	170.8	133.7
Inland Barge Group	46.2	42.5
Industrial Products Group	35.0	31.5
Railcar Leasing and Management Services Group	36.5	29.9
All Other	9.3	7.9
Eliminations	(45.8)	(72.3)

Total Revenues	$567.2	$363.4

Operating profit (loss):	Three Months Ended
	September 30,

	2004	2003

Rail Group	$(14.5)	$2.9
Construction Products Group	18.5	11.4
Inland Barge Group	(1.7)	0.3
Industrial Products Group	4.5	2.7
Railcar Leasing and Management Services Group	7.9	9.3
All Other	(1.7)	(2.0)
Corporate	(7.2)	(9.6)
Eliminations	(2.0)	(4.9)

Consolidated	$3.8	$10.1

Trinity Industries, Inc.
Condensed Segment Data
(in millions)

Revenues:	Nine Months Ended
	September 30,

	2004	2003

Rail Group	$849.7	$494.0
Construction Products Group	444.6	369.5
Inland Barge Group	153.6	129.8
Industrial Products Group	102.2	88.5
Railcar Leasing and Management Services Group	143.3	112.7
All Other	25.2	22.9
Eliminations	(147.8)	(199.1)

Total Revenues	$1,570.8	$1,018.3

Operating profit (loss):	Nine Months Ended
	September 30,

	2004	2003

Rail Group	$(17.2)	$(13.5)
Construction Products Group	35.0	29.8
Inland Barge Group	(12.8)	0.5
Industrial Products Group	9.2	4.3
Railcar Leasing and Management Services Group	31.9	30.5
All Other	(2.0)	(5.0)
Corporate	(23.8)	(25.0)
Eliminations	(8.7)	(12.5)

Consolidated	$11.6	$9.1

Trinity Industries, Inc.
Condensed Consolidated Balance Sheet
(in millions)

	September 30,	December 31,
	2004	2003
Cash and equivalents	$154.2	$46.0
Accounts receivable	263.4	198.1
Inventories	383.2	258.0
Net property, plant and equipment, at cost (1)	791.9	945.2
Other assets	588.0	560.6

	$2,180.7	$2,007.9

Accounts payable and accrued liabilities	$484.5	$460.2
Debt (2)	522.4	395.2
Deferred Income	44.4	32.2
Other liabilities	62.9	58.7
Series B preferred stock	58.1	57.8
Stockholders’ equity	1,008.4	1,003.8

	$2,180.7	$2,007.9

(1) Property, Plant and Equipment
Corporate/Manufacturing:
Property, plant and equipment	$872.9	$868.6
Accumulated depreciation	(581.6)	(569.0)

	291.3	299.6

Leasing:
Equipment on lease	618.8	758.5
Accumulated depreciation	(118.2)	(112.9)

	500.6	645.6

	791.9	945.2

(2) Debt
Corporate/Manufacturing — Recourse
Revolving commitment	$ ¯	$ ¯
Term commitment	¯	122.8
Senior notes	300.0	¯
Other	5.3	5.7

	305.3	128.5

Leasing — Recourse
Equipment trust certificates	170.0	170.0

	170.0	170.0

Leasing – Non-recourse
Warehouse facility	47.1	71.1
Other	¯	25.6

	47.1	96.7

	$522.4	$395.2

- END –